As  filed  with the Securities and Exchange Commission on November 5,
1996.                                Registration No. 333-


                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                               FORM S-8

                   REGISTRATION STATEMENT UNDER THE
                        SECURITIES ACT OF 1933


                    Physicians Resource Group, Inc.
        (Exact name of registrant as specified in its charter)
            Delaware                       76-0456864
  (State or other jurisdiction          (I.R.S. Employer
       of incorporation or           Identification Number)
          organization)

      Three Lincoln Centre
        5430 LBJ Freeway
           Suite 1540
          Dallas, Texas                       75240
      (Address of principal                (Zip Code)
       executive offices)


                    PHYSICIANS RESOURCE GROUP, INC.
                     EMPLOYEE STOCK PURCHASE PLAN
                       (Full title of the Plan)

                            Emmett E. Moore
                        Chief Executive Officer
                         Three Lincoln Centre
                           5430 LBJ Freeway
                              Suite 1540
                          Dallas, Texas 75240
                            (972) 982-8200
           (Name, Address, including zip code and telephone
           number, including area code, of agent of service)
                      ___________________________
                              COPIES TO:
       RICHARD J. D'AMICO              JAMES S. RYAN, III
   Physicians Resource Group,       Jackson & Walker, L.L.P.
              Inc.                 901 Main Street, Suite 6000
      Three Lincoln Centre            Dallas, Texas   75202
        5430 LBJ Freeway
           Suite 1540
       Dallas, Texas 75240
          APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES
                         PURSUANT TO THE PLAN:
From time to time after this Registration Statement becomes effective.

                    CALCULATION OF REGISTRATION FEE

  Title of                   Proposed      Proposed
 Securities  Amount to be     Maximum       Maximum     Amount of
    to be     Registered     Offering      Aggregate  Registration
 Registered                  Price Per     Offering        Fee
                             Share(1)      Price (1)
 Common
 Stock,        1,000,000     $26.50       $26,500,000   $8,030.30
 $.01 par       shares
 value

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1) and Rule 457(c), the offering price and registration fee are computed on the basis of the average high and low prices of the Common Stock as listed on the New York Stock Exchange on October 29, 1996.

                              PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof: (i) Annual Report on Form 10-K for the year ended December
31, 1995 (as amended by Annual Report on Form 10-K/A filed on April 30, 1996); (ii) Current Report on Form 8-K dated February 14, 1996 (as amended by Current Report on Form 8-K/A filed on April 12, 1996);
(iii) Current Report on Form 8-K dated March 18, 1996; (iv) Current Report on Form 8-K dated March 18, 1996; (v) Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; (vi) Current Report on Form 8-K dated April 18, 1996 (as amended by Current Report on Form 8-K/A filed on May 10, 1996); (vii) Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; (viii) Current Report on Form 8-K dated June 30, 1996 (as amended by Current Report on Form 8-K/A filed on July 17, 1996); (ix) Current Report on Form 8-K dated August 13, 1996;
(x) Current Report on Form 8-K dated August 30, 1996 (as amended by Current Report on Form 8-K/A filed on September 24, 1996); (xi)
Current Report on Form 8-K dated October 7, 1996 (as amended by Current Report on Form 8-K/A filed on October 30, 1996); (xii) Current Report on Form 8-K dated October 9, 1996 (as amended by Current Report on Form 8-K/A filed on October 30, 1996); (xiii) Registration Statement on Form 8-A (No. 1-13778), effective as of June 16, 1995 and
(xiv) Registration Statement on Form 8-A (No. 1-13778) dated April 18, 1996 (relating to rights to purchase shares of the Preferred Stock of the Company), and any amendments filed thereto.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not applicable.

Item 5.  Interests of Named Experts and Counsel.

    Not applicable.

Item 6.  Indemnification of Directors and Officers.

    Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability  arising  out  of  their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's certificate of incorporation, bylaws, any agreement or otherwise.

    Reference is made to Articles Ten and Eleven of the Company's Restated Certificate of Incorporation, which provides for indemnification of directors and officers and the limitation of liability of directors, respectively.

    Reference is made to Article VII, Section 8 of the Company's Third Amended and Restated Bylaws, which provide for indemnification of directors and officers.

    In addition, the Company has entered into Indemnity Agreements with certain of its directors and executive officers.

    The Company has procured insurance that purports (i) to insure it against certain costs of indemnification that may be incurred by it pursuant to the provisions referred to above or otherwise and (ii) to insure the directors and officers of the Company against certain liabilities incurred by them in the discharge of their functions as directors and officers except for liabilities arising from their own malfeasance.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or c o ntrolling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

    Not applicable.

Item 8.   Exhibits.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

    Exhibit No.          Description of Exhibit

     4.1 Restated Certificate of Incorporation of Physicians Resource Group, Inc.(1)

     4.2  Certificate  of  Designations,   Preferences,   Rights   and
          Limitations   of  Class  A  Preferred  Stock  of  Physicians
          Resource Group, Inc.(1)

     4.3  Third  Amended  and  Restated  Bylaws of Physicians Resource
          Group, Inc.(2)

     4.4  Form of Warrant Certificate.(1)

     4.5  Rights   Agreement  dated  as  of  April  19,  1996  between
          P h y sicians Resource Group, Inc. and Chemical Mellon Shareholder Services.(4)

     4.6 Form of certificate evidencing ownership of Common Stock of Physicians Resource Group, Inc.(1)

       5  Opinion of Jackson & Walker, L.L.P.(3)

      15  None.

    23.1  Consent of Arthur Andersen LLP.(3)

    23.2  Consent of Coopers & Lybrand LLP.(3)

    23.3  Consent of Ernst & Young LLP (Orlando).(3)

    23.4  Consent of Ernst & Young LLP (Atlanta).(3)

    23.5  Consent of Wallingford, McDonald, Fox & Co., P.C.(3)

    23.6 Consent of Jackson & Walker, L.L.P. (contained in Exhibit 5 filed herewith).

      24 Power of Attorney (contained on the signature page of this Registration Statement).

      99  Physicians Resource Group, Inc. Employee Stock Purchase Plan.
         (3)


(1) Previously filed as an Exhibit to the Company's Registration Statement on Form S-1 (No. 33-91440) and incorporated herein by reference.

(2) Previously filed as an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.

(3)  Filed herewith.

(4) Previously filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-3852) and incorporated herein by reference.

Item   9. Undertakings.

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be r e flected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To   remove   from   registration   by   means   of   a
     post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           POWER OF ATTORNEY

     Each person whose signature appears below authorizes Emmett E. Moore, Richard M. Owen and Richard J. D'Amico, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant, and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes to such Registration Statement as such attorney may deem appropriate.

                            SIGNATURE PAGE

     Pursuant to the requirements of the Securities Act of 1933, as amended, Physicians Resource Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on November 5, 1996.


                                   PHYSICIANS RESOURCE GROUP, INC.



                                   By:  /s/ Richard J. D'Amico
                                        Richard J. D'Amico
                                        Senior Vice President
                                        General Counsel
                                        and Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on November 5, 1996.

                    Signatures                  Title

           /s/ Emmett E. Moore             Chairman of the
           Emmett E. Moore               Board of Directors,
                                           Chief Executive
                                             Officer and
                                              President
                                         (Principal Executive
                                               Officer)

           /s/ Richard M. Owen              Senior Vice
           Richard M. Owen                   President,
                                           Chief Financial
                                        Officer and Director
                                         (Principal Financial
                                               Officer)

           /s/ John N. Bingham             Vice President,
           John N. Bingham              Controller and Chief
                                         Accounting Officer
                                        (Principal Accounting
                                               Officer)


           /s/ Alan C. Baum                   Director
           Alan C. Baum, M.D.

           /s/ Lucius E. Burch, III           Director
           Lucius E. Burch, III


           /s/ Joe E. Ellis, O.D.             Director
           Joe E. Ellis, O.D.

           /s/ Charles D. Fritch, M.D.        Director
           Charles D. Fritch, M.D.

           /s/ Richard A. Gilleland           Director
           Richard A. Gilleland

           /s/ Bruce E. Herron                Director
           Bruce E. Herron, M.D.

           /s/ James E. McDonald, II          Director
           James E. McDonald, II, M.D.

           /s/ David Meyer                    Director
           David Meyer, M.D.

                                              Director
           Joseph C. Noreika, M.D.

           /s/ James W. Rayner                Director
           James W. Rayner, M.D.

           /s/ David M. Schneider             Director
           David M. Schneider, M.D.

           /s/ Paul M. Shimoff                Director
           Paul M. Shimoff

           /s/ Ronald L. Stanfa               Director
           Ronald L. Stanfa

           /s/ P. Harold Wallar               Director
           P. Harold Wallar, M.D.

           /s/ Kenneth C. Westfield           Director
           Kenneth C. Westfield, M.D.

                           INDEX TO EXHIBITS

Exhibit
Number                  Description of Exhibit
     4.1  Restated  Certificate  of  Incorporation  of Physicians
          Resource Group, Inc.(1)

     4.2  Certificate  of  Designations,  Preferences, Rights and
          Limitations  of  Class  A Preferred Stock of Physicians
          Resource Group, Inc.(1)

     4.3  Third   Amended   and  Restated  Bylaws  of  Physicians
          Resource Group, Inc.(2)

     4.4  Form of Warrant Certificate.(1)

     4.5  Rights  Agreement  dated  as  of April 19, 1996 between
          Physicians  Resource  Group,  Inc.  and Chemical Mellon
          Shareholder Services.(4)

     4.6  Form  of  certificate  evidencing  ownership  of Common
          Stock of Physicians Resource Group, Inc.(1)

       5  Opinion of Jackson & Walker, L.L.P.(3)

      15  None.

    23.1  Consent of Arthur Andersen LLP.(3)

    23.2  Consent of Coopers & Lybrand LLP.(3)

    23.3  Consent of Ernst & Young LLP (Orlando).(3)

    23.4  Consent of Ernst & Young LLP (Atlanta).(3)

    23.5  Consent of Wallingford, McDonald, Fox & Co., P.C.(3)

    23.6 Consent of Jackson & Walker, L.L.P. (contained in Exhibit 5 filed herewith).

      24 Power of Attorney (contained on the signature page of this Registration Statement).

      99  Physicians Resource Group, Inc. Employee Stock Purchase
          Plan (3)

(1) Previously filed as an Exhibit to the Company's Registration Statement on Form S-1 (No. 33-91440) and incorporated herein by reference.

(2) Previously filed as an Exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated herein by reference.

(3)  Filed herewith.

(4) Previously filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 333-3852) and incorporated herein by reference.